SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into by and between Capax Inc., a Florida corporation (the “Company” or the “Registrant”), Reborn Global Holdings, Inc., a California corporation (“RB”) and the selling stockholders of RB which are made a party hereto (each, an “RB Shareholder” and together with RB and the Company, the “Parties” and each, a “Party”).

PRELIMINARY STATEMENTS

WHEREAS, the Company desires to acquire 100% of the issued and outstanding equity of RB (the “Target Shares”), which are owned by following RB Shareholders with the following shares of common stock and corresponding ownership percentages:

Farooq M. Arjomand	55.00%	550,000
Jay Kim	34.00%	340,000
Sehan Kim	5.95%	59,500
Dr. Kyung Bae Park	4.05%	40,500
Dr. Robert Blaine	1.00%	10,000
	100.00%	1,000,000

WHEREAS, in consideration of the Target Shares, the Company shall issue 342,790,400 new shares of common stock of the Company, which shall be comprised of 30,000,000 shares of Class B common stock (“Class B Common”) having ten votes for each share and 312,790,400 shares of Class A common stock (“Class A Common”) having one vote for each share to the RB Shareholders (collectively, the “New Company Shares” or the “Securities”) as follows:

	Class A	Class B	Total
	common stock	common stock	common stock
Farooq M. Arjomand	171,868,053	16,666,667	188,534,720
Jay Kim	106,245,707	10,303,030	116,548,737
Sehan Kim	18,592,998	1,803,030	20,396,028
Dr. Kyung Bae Park	12,655,738	1,227,273	13,883,011
Dr. Robert Blaine	3,427,904	-	3,427,904
	312,790,400	30,000,000	342,790,400

WHEREAS, the Parties intend for the transactions contemplated by this Agreement to constitute a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, immediately prior to the issuance of the New Company Shares to the RB Shareholders, the Company shall have 18,041,600 shares of Class A Common issued and outstanding, zero shares of Class B Common issued or outstanding and zero shares of preferred stock issued or outstanding;

WHEREAS, each RB Shareholder desires to acquire his, her or its respective percentage of New Company Shares as set forth hereinabove from the Company in exchange for his, her or its respective percentage of Target Shares as set forth hereinabove  pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, the current board directors of the Board of Registrant and each of the Company’s officers shall resign upon the closing of this Agreement and the transactions contemplated hereby and the filing by the Registrant of all required filings with the U.S. Securities and Exchange Commission.

AGREEMENT

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which are hereby agreed to and acknowledged by the Parties, the Parties agree as follows:

1. Preliminary Statements

The Parties agree that the terms and text set forth in the Preliminary Statements above are true and accurate and constitute material terms of this Agreement.

2. Plan of Exchange

Subject to the terms and conditions of this Agreement, the Company agrees to issue 342,790,400 new shares of restricted Company common stock comprised of 30,000,000 shares of Class B Common having ten votes for each share and 312,790,400 shares of Class A Common having one vote for each share to the RB Shareholders in accordance with the SECOND WHEREAS clause in the Preliminary Statements hereinabove in exchange for 100% of the Target Shares held by the RB Shareholders set forth in the FIRST WHEREAS clause in the Preliminary Statements hereinabove.

This Agreement may be terminated by the Board of Directors of RB only in the event that the Company or RB do not meet the conditions precedent set forth herein. If this Agreement is terminated pursuant this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

3. Non-registration of Securities

The New Company Shares are not registered and will not be registered in connection with this Agreement under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, on the grounds that the transaction in which the New Company Shares are to be issued qualifies for applicable exemptions from the securities registration requirements of such statutes. The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(a)(2) of the Securities Act and the reliance by the Company upon the exemptions from the securities registration requirements of the federal and state securities laws, is predicated in part on the representations, understandings and covenants set forth in this Agreement.

The RB Shareholders agree and acknowledge that:

(i)

The Company will record stop transfer instructions in its or its transfer agent’s stock record books to restrict any impermissible resale or other transfer of the Securities; and

(ii)

Each document evidencing the Securities will bear a restrictive legend in substantially the following form:

“The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state.  These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.”

In connection with the transactions contemplated by this Agreement, each Party shall file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the RB Shareholders reside unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such party to be appropriate.

4. RB Shareholders Representations and Warranties

In order to induce the Company to issue the New Company Shares, each RB Shareholder represents and warrants to the Company, as follows:

a.

Sophistication. He, she or it is a sophisticated investor as such term is contemplated by Section 4(a)(2) of the Securities Act, meaning that he, she or it has the financial ability to bear the risk of loss of his, her or its entire investment, is able to evaluate the merits, risks, and other factors bearing upon the suitability of the Securities as an investment, and haw been afforded adequate opportunity to evaluate this investment in light of those factors, his, her or its financial condition, and investment knowledge and experience.

b.

No Guarantee or Representation Regarding Performance. He, she or it hereby acknowledges that no representations or guarantees have been made to them or any of their representatives or agents regarding the performance of the New Company Shares by the Company or any agent, consultant or other representative of the Company.

c.

Access to Material Information. He, she or it acknowledges that he, she or it or his, her or its designated representatives have been given reasonable access to, or the furnishing of, all material information prior to the execution of this Agreement  relating to:

(i)

All material books and records of the Company;

(ii)

All material contracts and documents relating to the proposed transaction and the Registrant;

(iii)

An opportunity to question the appropriate executive officers, directors or other principals of the Company;

(iv)

Any additional information deemed necessary by him, her or it to evaluate the investment or to verify any information necessary to evaluate the transaction or to verify any information or representation; and

(v)

Make such other investigation as he, she or it deems appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

d.

Speculative Investment. He, she or it understands that the New Company Shares are a speculative investment and that there are substantial risks incident to an acquisition of the Securities. He, she or it is knowledgeable concerning the business of the Company and has carefully considered and understands the risks and other factors affecting the suitability of the Securities as an investment.  He, she or it acknowledges and understands that there is not presently any public or private market for the New Company Shares and there can be no assurances that there will ever be any market for the New Company Shares.

e.

Authority. He, she or it has full power and authority to execute and deliver this Agreement and each other document included herein as an Exhibit to this Agreement for which signatures are required.

f.

Private Transaction. At no time was such RB Shareholder presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article or television advertisement or any other form of general advertising.

g.

Tax Consequences. He, she or it acknowledges and agrees that he, she or it has engaged in all due diligence and investigation that he, she or it deems necessary and appropriate regarding all tax issues and consequences related to the execution and performance of the terms of this Agreement.

h.

Restricted Status of Securities. He, she or it acknowledges and agrees that the New Company Shares issued to him, her or it by the Company pursuant to this Agreement are “restricted securities” as such term is defined under Rule 144 of the Securities Act. He, she or it further acknowledges and agrees that the New Company Shares may not be sold in a public transaction unless the Shares are subsequently the subject of a registration statement declared effective by the SEC or, pursuant to Rule 144 after the expiration of one year from the date that the Company is no longer deemed a “shell company” as such term is defined in Rule 144(i) of the Securities Act and the Company has otherwise complied with the requirements of Rule 144.

5. Company Representations and Warranties

As of the date the Company executes this Agreement, the Company represents and warrants to each RB Shareholder the following:

a.

Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof have been publicly filed with the SEC and the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation or Bylaws. The Company has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

b.

Valid and Binding Obligation of the Company. The Company’s execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

c.

Capitalization. The Company’s authorized capitalization as of the date immediately prior to the date hereof consists of (a) 900,000,000 shares of Class A Common, par value $0.0001 per share, 70,000,000 shares of Class B Common, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share, of which 11,041,600 shares of Class A Common, 7,000,000 shares of Class B Common and zero shares of preferred stock are issued and outstanding. The Class B shares will be converted to Class A shares on the date of the execution of this Agreement so that the total shares outstanding will be 18,041,600 Class A shares. All of such issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.  The New Company Shares which are Class A Common shares constitute a part of the authorized Class A Common and the New Company Shares which are Class B Common constitute a part of the authorized Class B Common of the Company and upon issuance to the RB Shareholders will remain part of the issued and outstanding Class A Common and Class

B Common of the Company, respectively.  Upon issuance, the RB Shareholders will own the New Company Shares free and clear of any liens, claims or encumbrances of any kind or nature and the Shares will be deemed legally issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any person.

d.

Subsidiaries and Predecessors. The Company does not have any predecessor entities or subsidiaries, and does not own, beneficially or of record, any shares of any other entity.

e.

Financial Statements.  All of the Company’s financial statements filed with the SEC have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company’s balance sheets filed with the SEC are true and accurate and present fairly as of their respective dates the financial condition of Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent), which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.  The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.  The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from its inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.  All of the Company’s assets are reflected on its financial statements, and, except as set forth in the financial statements of the Company filed with the SEC or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.  The Company shall have no liabilities on the closing of the transactions contemplated by this Agreement other than as a result of the RB Balance Sheet acquired pursuant to this transaction.

f.

Information.  The information concerning the Company set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

g.

Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued equity of the Company.

h.

Absence of Certain Changes or Events. Except as set forth herein, since December 31, 2017, (i) there has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company, (ii)

the Company has not (A) amended its Articles of Incorporation or Bylaws; (B) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (C) made any material change in its method of management, operation or accounting; (D) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (E) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and (iii) the Company has not (A) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (B) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (C) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (D) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

i.

Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

j.

Contracts. Except as otherwise set forth herein, (i) the Company is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, (ii) the Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and (iii) the Company is not a party to any oral or written (A) contract for the employment of any officer or employee; (B) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (C) agreement, contract, or indenture relating to the borrowing of money, (D) guaranty of any obligation, (vi) collective bargaining agreement; or (E) agreement with any present or former officer or director of the Company.

k.

No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

l.

Compliance With Laws and Regulations. The Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities. To the best knowledge of the Company, it is not under any investigations by any state or federal agencies as of the date of this Agreement.

m.

Approval of Agreement. The Directors of the Company have authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby and will recommend to Andrew Weeraratne, the principal stockholder of the Company (the “Principal Stockholder”), that the transactions contemplated herein be accepted by the Principal Stockholder.

n.

Material Transactions or Affiliations. Except as otherwise set forth herein, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of either class of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof Neither any officer, director, nor such five percent (5%) stockholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

o.

Bank Accounts; Power of Attorney. Set forth in Exhibit A attached hereto is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company, (b) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months, (c) the check ledger for the last twelve (12) months and (d) the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

6. RB Representations and Warranties

As of the date RB executes this Agreement, RB represents and warrants to the Company the following:

a.

Valid and Binding Obligation of RB. RB’s execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of RB, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

b.

Capitalization. RB’s authorized capitalization as of the date immediately prior to the date hereof consists of 1,000,000 shares of common stock, all of which are issued and outstanding as the Target Shares. All of such issued and outstanding shares of common stock of RB are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

c.

Target Shares.  Upon transfer to the Company pursuant to the terms hereunder, to the best knowledge of RB, the Target Shares shall be free and clear of any liens, claims or encumbrances of any kind or nature, and upon consummation of the acquisition of the Target Shares hereunder, the Company will have acquired the entirety of the capital stock authorized, issued and outstanding in RB.

7. Jurisdiction and Venue

a.

Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of State of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  The Parties agree that courts of competent jurisdiction in Miami-Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division, shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida. The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party. The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum.

b.

Arbitration. The Parties agree that all controversies, claims, disputes and matters in question arising out of, or related to this Agreement, the performance under this Agreement, the breach of this Agreement or any other matter or claim whatsoever including, but not limited to statutory claims, common law claims and claims in equity shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules. Venue for any arbitration between the Parties shall be had and is mandatory in Miami-Dade County, Florida to the exclusion of all other places of venue, for all matters that arise under this Agreement.

8. Special Covenants

a.

Immediately prior to closing of this Agreement, the Principal Stockholder of pre-merger Capax Inc. shall (a) assume any and all debts, liabilities, contracts, and agreements of Registrant and provide evidence of the same to RB and (b) be entitled to all cash assets of the Company.

b.

Upon closing of the transactions contemplated herein, each of the current officers of Registrant shall resign, the current Board shall appoint those directors set forth on Exhibit B attached hereto as new directors of the Registrant and then the current Board members shall resign, effective immediately at closing.

c.

Unless sooner terminated in accordance with the terms herein, RB covenants to the Company that upon execution of this Agreement by the Parties, there will be no further issuances of any shares of RB without RB first obtaining the express written consent of the Company.

d.

RB covenants that, for a period of one (1) year following the date upon which the Company is approved for quotation or trading on the OTC Markets or a national exchange, that the percentage of ownership of the current shareholders of Registrant (the “Pre-Merger Shareholders”) who, after the execution of this Agreement will become minority shareholders holding five percent (5%) of the total issued and outstanding voting equity of the Registrant, will not be less than five percent (5%) of the total number of shares of voting common stock outstanding of the Company. In the event the ownership of the Pre-merger shareholders of the Company falls below five percent (5%), then the Company shall be obligated to issue that number of shares of Class A Common to the pre-Merger Shareholders (pro rata based on their percentage interest held as of the date of closing) which will increase the ownership of all of the Pre-Merger Shareholders to five percent (5%) of the total outstanding voting common shares of the Company.

e.

The Company and RB will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or RB, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or RB, as the case may be, as the other shall from time to time reasonably request.

f.

On or prior to the closing date, RB shall deliver to the Company the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of RB now in the possession of RB or its representatives. The Company shall deliver to RB the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Company now in the possession of the Company or its representatives.

g.

On or prior to the closing date of this Agreement, each Party shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered),

any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the closing date, together with such other items as may be reasonably requested by the other Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions and covenants contemplated hereby.

9. Conditions to Closing

The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

a.

Registrant shall have timely filed its Form 10-K for the fiscal year ended September 30, 2017 with the SEC.

b.

Evidence of RB board approval of this Agreement shall have been made available to Registrant.

c.

Evidence of Registrant board approval shall have been made available to RB and each RB Shareholder.

d.

Evidence of unanimous RB Shareholder approval of the transactions contemplated by this Agreement shall have been made available to Registrant.

e.

Evidence of Principal Stockholder approval of the transactions contemplated by this Agreement shall have been made available to RB and each RB Shareholder.

f.

Registrant shall have received the requisite financial statements of RB required by the SEC for inclusion in Registrant’s required SEC filings as a result of the closing of the transactions contemplated by this Agreement.

g.

Registrant shall have prepared the requisite SEC filings required by the SEC in anticipation of closing the transactions contemplated by this Agreement to the reasonable satisfaction of RB and Registrant.

h.

Registrant shall have made all required timely filings with the SEC.

i.

Each of the representations and warranties of the Company shall be true and correct in all respects as of the date of closing. The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or on the closing date.

j.

Each of the representations and warranties of RB shall be true and correct in all respects as of the date of closing.  RB shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by RB prior to or on the closing date.

k.

Each of the representations and warranties of each RB Shareholder shall be true and correct in all respects as of the date of closing. Each RB Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by each RB Shareholder prior to or on the closing date.

l.

The Company shall have irrevocably instructed its transfer agent, with an instruction letter in the form of Exhibit C attached hereto, to provide a schedule of total shares outstanding to the Principal Stockholder at the end of each fiscal quarter for four consecutive quarters upon the written request of Principal Stockholder.

m.

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

n.

All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of RB after the closing date on the basis as presently operated shall have been obtained.

o.

RB shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as RB may reasonably request.

10. Indemnification

a.

RB hereby agrees to indemnify the Company and each of the officers and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made by RB in this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the closing date.

b.

The Company hereby agrees to indemnify each RB Shareholder, RB and each of the officers, directors, managers, members, equity holders, agents, representatives and affiliates of each RB Shareholder and RB as of the date of execution of this Agreement against any Loss to which he, she or it may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made by the Company in this Agreement. The indemnification provided for in this paragraph shall survive the

Closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for one (1) year following the closing date.

11. Miscellaneous Provisions

a.

Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, or email with receipt acknowledged to the Party at the address for each such Party set forth on the signature page hereto.

b.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the respective Parties.

c.

Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

d.

Fees. In the event that any Party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other Party, regardless of whether such action results in litigation, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs from the other Party, which shall include fees and costs incurred at arbitration, court hearings, trial and on appeal.

e.

Amendments. Any amendments to this Agreement shall be in writing signed by all Parties.

f.

Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

g.

Waiver. No consent or waiver, expressed or implied, by a Party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

h.

Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.  Signatures may also be made and delivered by electronic means including facsimile, PDF attachments to emails of any other electronic means capable of delivering legible signatures authorized by the delivering signatory.

i.

Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall be continuing and shall survive the Closing Date.

j.

Acknowledgements.  The Parties to this Agreement declare and represent that:

i.

They have read and understand this Agreement;

ii.

They have been given the opportunity to consult with an attorney if they so desire;

iii.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

iv.

They have retained signed copies of this Agreement for their records; and

v.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

k.

Brokers. The Parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and RB each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

l.

Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

m.

Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.

Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

n.

Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

o.

Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

REBORN GLOBAL HOLDINGS, INC.

Date: May 7, 2018

By: /s/ Jay Kim________________________________________

Jay Kim, Chief Executive Officer
Reborn Global Holdings, Inc.

17809 Gillette Ave. Irvine, CA 92614

SHAREHOLDERS OF REBORN GLOBAL HOLDINGS, INC.

Date: May 7, 2018

By: /s/ Jay Kim

Jay Kim

c/o Reborn Global Holdings, Inc.

17809 Gillette Ave. Irvine, CA 92614

Date: May 7, 2018

By: /s/ Farooq M. Arjomand

Farooq M. Arjomand

c/o Reborn Global Holdings, Inc.

17809 Gillette Ave. Irvine, CA 92614

Date: May 7, 2018

By: /s/ Kyung Bae Park

Kyung Bae Park

c/o Reborn Global Holdings, Inc.

17809 Gillette Ave. Irvine, CA 92614

Date: May 7, 2018

By: /s/ Sehan Kim

  Sehan Kim

c/o Reborn Global Holdings, Inc.

17809 Gillette Ave. Irvine, CA 92614

Date: May 7 ,2018

By: /s/ Robert Blaine

  Robert Blaine

c/o Reborn Global Holdings, Inc.

17809 Gillette Ave. Irvine, CA 92614

CAPAX, INC.

Date: May 7, 2018

By: /s/ I. Andrew Weeraratne

I. Andrew Weeraratne, Chief Executive Officer
Capax Inc.

7135 Collins Ave No. 624
Miami Beach FL 33141

EXHIBIT A

[Bank Accounts]

EXHIBIT B

Farooq M. Arjomand

Chairman of the Board of Directors

Jay Kim

Director

Dr. Kyung Bae Park

Director

Sahan Kim

Director

EXHIBIT C

[Transfer Agent Instructions]